                                                                   EXHIBIT 10.75

                       SETTLEMENT AND RETENTION AGREEMENT

         THIS SETTLEMENT AND RETENTION AGREEMENT ("Agreement") is entered into this 18th day of December, 2002, by and between THE WILLIAMS COMPANIES, INC., a Delaware Corporation ("Company"), and JACK D. McCARTHY ("Executive");

         WHEREAS, Executive has expressed an interest in retiring immediately;

         WHEREAS, the Company has determined that it is critical to retain the services of Executive as an employee until December 31, 2002, ("Separation Date") to provide an orderly transition of his responsibilities;

         WHEREAS, the Company has also determined that the continued availability of Executive to the Company after his retirement is also needed in order to provide such orderly transition;

         WHEREAS, Executive is willing to delay his retirement to the Separation Date and to provide consulting services after his retirement in accordance with the provisions of this Agreement and the Consulting Agreement between the Company and him, a copy of which is attached hereto as Exhibit "A"; and

         WHEREAS, Executive has requested, effective on his Separation Date, a distribution of his entire interest in the Williams Companies Supplemental Retirement Plan ("SERP") and Executive understands that he will not receive any further consideration, benefits or payments under the SERP;

         NOW, THEREFORE, in consideration of their mutual promises made herein and for other good and valuable consideration, and intending to be legally bound, the Company and Executive hereby agree as follows:

                  1. Executive Services. Executive agrees to continue to provide his services as an employee of the Company until December 31, 2002, or such earlier time as the Company may determine in its sole and absolute discretion. It is expressly recognized by the parties hereto that Executive will continue to be employed by the Company as an "at will" employee and that the Company may terminate his services at any time with or without any reason. During his employment, Executive shall receive his current salary and except as otherwise provided in this Agreement, he shall be entitled to continue to participate in those employee benefit programs currently made available to him, unless such employee benefit programs are amended or terminated in accordance with their respective terms. The termination of Executive's employment prior to December 31, 2002, shall not in any way relieve Executive of any of his obligations hereunder including, but not limited to, his duty to provide consulting services and to provide a written release to the Company in accordance with the terms hereof.

                  2. Company Payments. The Company shall, in consideration of Executive's covenants and obligations hereunder:

                           (a) Pay Executive, on December 31, 2002, the sum of Seven Hundred and Forty-Seven Thousand Dollars ($747,000), less all amounts withheld under applicable federal and state tax laws, as a severance payment in lieu of any and all severance payments that may be owed to Executive, provided the Company shall be entitled to apply the net amount due (after applicable tax withholdings) to any outstanding balance, including accrued interest, of Executive under his stock option loans from the Company;

                           (b) Pay Executive on, or within ten (10) days of the date on which the Release Agreement set forth in Exhibit "B" becomes effective in accordance with its terms, the sum of One Hundred Thousand Dollars ($100,000), less all amounts withheld under applicable federal and state tax laws for executing the release set forth on Exhibit "B."

         Unless Executive has repaid his stock option loans, the Company shall not be required to deliver any funds to Executive in order to satisfy its obligations under subparagraphs 2(a) and 2(b). The Company's obligation with respect to such payments shall be limited to: (i) withholding and remitting to the appropriate governmental agency the applicable withholding amounts under applicable federal and state laws and regulations and (ii) with respect to the obligations under subparagraph 2(a) and 2(b), applying the remaining amount of such payments as an offset to repay Executive's stock option loan until such loan is discharged in full with the balance of the payments, if any, being remitted to Executive.

                  3. SERP. Executive hereby acknowledges and agrees that his SERP benefit is being paid to him at his request and that he will not be entitled to any further payments under the SERP. Executive hereby releases and forever discharges the SERP, the Company, its subsidiaries and affiliates (the "Williams Group") from any and all liabilities in connection with the SERP, including, but not limited to, any liability to provide any further payments to Executive.

                  4. Severance. Due to the retention and severance payment being made subparagraph 2(a) and 2(b), Executive also hereby voluntarily waives any right which he may have to receive severance payments (other than the payments provided hereunder) of any nature whatsoever from the Company, including but not limited to, the severance payments that are provided under any severance plans, practices, programs or agreements maintained by or contributed to by the Williams Group, including, but not limited to, any change-in-control severance plan or agreement.

                  5. Deferred Stock Awards. Executive's existing deferred stock awards that are scheduled to vest on January 1, 2003, July 31, 2003, and August 1, 2004, will continue to vest on such dates, provided Executive continues to perform all of his obligations under the Consulting Agreement and this Agreement until the applicable vesting date. Unless Executive has repaid his stock option loan, upon the vesting of a deferred stock award the Company shall not be required to deliver any shares to Executive in order to satisfy its obligations under this paragraph 5. The Company's obligation with respect to such deferred stock shall be limited to: (i) withholding and remitting to the appropriate governmental agency the applicable withholding amounts under applicable federal and state laws and regulations and (ii) applying the remaining shares as collateral for Executive's stock option loan until such loan is discharged in full. With respect to subparagraph 5(ii), concurrent with the vesting of each deferred stock award, Executive agrees to execute and to provide to the

         Company an assignment separate from transfer with respect to the shares to be pledged as collateral.

                  6. Consulting. Executive and Company agree that Executive, upon the termination of his employment, will provide consulting services to the Company in accordance with the terms of the Consulting Agreement attached hereto as Exhibit "A."

                  7. Execution of Release. Executive agrees to execute no earlier than December 31, 2002, the Release Agreement attached hereto as Exhibit "B," provided that the Release shall in no way impair Executive's rights to indemnity from the Williams Group, including, but not limited to, his rights to indemnification under any certificate of incorporation, any bylaws, any corporate resolutions, any employee benefit plans, any insurance policies or any other instrument or agreement to which a member of the Williams Group is bound. Executive further understands that the execution of such Release is a material part of the consideration for the Company payments under Paragraph 2 hereof.

                  8. EICP Bonus. Executive shall not be entitled to receive a bonus under the Executive Incentive Compensation Program for the 2002 calendar year.

                  9. Indemnification. To the extent permitted by law and as provided in its certificate of incorporation and bylaws, the Company shall indemnify and hold harmless Executive from all claims made against him to the extent they relate to, or arise out of, his employment at the Company as a director, officer, or employee.

                  10. Benefits. Except as otherwise provided in Paragraphs 2, 3, 4, 5, and 8 hereof, nothing contained herein shall be construed to abrogate Executive's rights under any employee benefit or incentive compensation plan. Executive's rights under any such employee benefit or incentive compensation plan shall be governed by the terms of such plan.

                  11. Confidentiality. Executive covenants and agrees that, during and for six (6) years after termination of Executive's employment with Company, Executive shall not, unless required by applicable law, divulge, furnish, disclose or make accessible to any person, entity or governmental authority any knowledge or information, techniques, processes, trade secrets, customer information or lists, plans, devices or material with respect to any secret, confidential or sensitive research or development work, promotions, ideas, opportunities, business plans, designs, products or production methods of the Williams Group or with respect to any other secret, confidential or sensitive aspect of the business of the Williams Group, except as may be necessary in the furtherance and conduct of the business of the Williams Group. It is acknowledged that the Williams Group would be irreparably harmed if Executive should breach the provisions of this Paragraph 11. Accordingly, the Company is granted the right of specific performance to enforce the provisions of this Paragraph 11. Executive also acknowledges that this Paragraph 11 is a material term of this Agreement and that its breach could result in damage to the Williams Group that may be difficult to ascertain and that upon any such breach or in reasonable anticipation of any such breach, the Company will be entitled to an order of any court of competent jurisdiction to enjoin such breach.

                  12. Exclusive Service. Through the Separation Date, Executive shall devote his full business time and attention and his best efforts to the performance of his duties hereunder.

                  13. Derogatory Remarks. Executive will not make public derogatory comments regarding the Williams Group or any of its current or former directors, officers or employees at any time before or after his termination of employment.

                  14. Files and Records. Promptly upon termination of his employment, Executive will return to the Company all property and all files and other documentation belonging to or relating or in any way pertaining to the Williams Group or the business or operations of the Williams Group, except as may be required by Executive in the bona fide enforcement of this Agreement.

                  15. Cooperation in Litigation. To the extent reasonably necessary and upon reasonable notice, following his termination of employment, Executive will cooperate with the Williams Group in connection with the prosecution or defense of any claim asserted by or against any of them (excluding a claim in connection with the enforcement of this Agreement) with respect to which Executive may have any knowledge.

                  16.      General Provisions.

                           (a) Binding Agreement: This Agreement will be binding upon, and inure to the benefit of, Executive and the Company and their respective permitted successors and permitted assigns.

                           (b) Amendment of Agreement: This Agreement may not be modified or amended except by an instrument in writing signed by both Executive and a duly authorized representative of Company.

                           (c) Waiver: No term or condition of this Agreement will be deemed to have been waived, nor will there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                           (d) Headings: The heading of paragraphs or subparagraphs herein are included solely for convenience or reference and will not control the meaning or interpretation of any of the provisions of this Agreement.

                           (e) Notices: Any and all notices required to be sent pursuant to the terms of this Agreement will be sent by registered or certified mail or be personally delivered to the parties hereto at the following addresses or such other addresses as they may designate:

                           Executive:

                           Jack D. McCarthy
                           [ ]
                           [ ]

                           Company:

                           The Williams Companies, Inc.
                           Attn: Senior Vice President, Human Resources
                           One Williams Center
                           P. O. Box 2400
                           Tulsa, Oklahoma 74102

                           (f) Governing Law: All the terms and provisions of this Agreement and their validity, interpretation, performance and enforcement will be governed by the laws of the State of Oklahoma.

                           (g) Agreement Binding: Except as otherwise expressly provided herein, the obligations of Executive under this Agreement will continue after the termination of Executive's employment with the Company for any reason, and will be binding on Executive's heirs, executors, legal representatives and permitted assigns and will inure to the benefit of the Company and any successors and assigns of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

                                         THE WILLIAMS COMPANIES, INC.

                                         By:    /s/ Michael P. Johnson
                                            ------------------------------------
                                         Title: Senior Vice President

Witness:
/s/ Shawna L. Gehres                     /s/ Jack D. McCarthy
                                         ---------------------------------------
                                         Jack D. McCarthy

                                   EXHIBIT "A"
                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT is entered into this ____ day of December, 2002, by and between THE WILLIAMS COMPANIES, INC. a Delaware Corporation, ("Williams") and Jack D. McCarthy ("Consultant").

         WHEREAS, Williams wishes to avail itself of Consultant's knowledge, expertise and experience by utilizing the services of Consultant;

         WHEREAS, Consultant is willing to serve as a consultant to Williams upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of their mutual promises and for other good and valuable consideration, Williams and Consultant hereby agree as follows:

         1.       Consulting Services.

(a) During the period beginning on the date on which Consultant ceases to be employed by Williams and continuing until August 31, 2004, (the "Consulting Period"), Consultant shall provide to Williams, its subsidiaries and affiliates (the "Williams Group"), consulting services commensurate with his status and experience with respect to the matters enumerated below and such other matters as shall be reasonably requested from time to time by the Chief Executive Officer of Williams (the "Williams Representative"), provided that Consultant shall not be required to provide such services during any period when he is unable to perform due to his health:

                           (i) Consultant shall assist with the 2002 year-end financial closing for the Williams Group;

                           (ii) Consultant shall assist in the selection of a Chief Financial Officer for the Williams Group and the transition of his replacement;

                           (iii) Consultant shall assist with the debt restructuring of the Williams Group; and

                           (iv) Consultant shall assist with the placement of the property and casualty insurance of the Williams Group during the first quarter of 2003.

         Consultant shall provide consulting services to the Williams Group only as needed and when reasonably requested by the Williams Representative, provided that, without his prior consent, Consultant shall not be required to devote more than one hundred twenty (120) hours in any calendar month to the performance of any consulting services hereunder, and provided further that, until such time as Williams has paid Consultant for a minimum of one thousand (1000) hours of consulting services and subject to the terms of Paragraph 6 of this Agreement, so long as Consultant makes reasonable efforts to be available for consulting services during the term of this agreement, Williams shall pay Consultant for a minimum of fifty (50) hours of consulting services during each month of the Consulting Period. Upon such time as Williams has paid Consultant for a minimum of one thousand (1000) hours, there shall be no monthly minimums for consulting services. Consultant shall determine the time and location at which he shall perform such services, subject to the right of the Williams Representative to reasonably request by advance written notice that such services be performed at a specific time and at a specific location. Consultant shall honor any such request unless he is unable to perform due to his health, or he has a conflicting business commitment that would preclude him from performing such services at the time and/or place requested by the Williams Representative, and in such circumstances, shall make reasonable efforts to arrange a mutually satisfactory alternative. Williams shall use its reasonable best efforts not to require the performance of consulting services in any manner that unreasonably interferes with any other business activity of Consultant.

                  (b) Consultant shall not, solely by virtue of the consulting services provided hereunder, be considered to be an officer or employee of any member of the Williams Group during the Consulting Period, and shall not have the power or authority to contract in the name of or bind any member of the Williams Group. Consultant shall at all times be treated as an independent contractor and shall be responsible for the payment of all taxes with respect to all amounts paid to him hereunder. Consultant shall not, by reason of the services performed hereunder, be entitled to participate in any employee benefits plan, program or arrangement made available to any employee of the Williams Group.

                   (c) This Agreement is personal to Consultant and all of the services required of Consultant hereunder shall be performed personally by him.

         2.       Consulting Fees.

                   (a) Williams shall pay Consultant, upon execution of this Agreement, the sum of One Hundred Fifty Thousand Dollars ($150,000) as consideration for executing this Agreement and for agreeing not to compete and not to solicit employees as provided for herein; and

                   (b) In respect of the services to be performed hereunder, Williams shall pay Consultant Three Hundred Fifty Dollars ($350.00) for each hour of consulting service, within ten (10) business days following submission by Consultant of an itemized report indicating the hours of service performed during the reporting period and fully describing the services rendered. The first such itemized report shall indicate the hours of service performed up to the date of that first report. Each succeeding report shall indicate the hours of service performed since the most recent report. Until such time as Williams has paid Consultant for a minimum of one thousand (1000) hours of consulting services, each itemized report shall include the minimum billing for fifty (50) hours of consulting services each month described in Paragraph 1(a) above plus any additional hours of service rendered during the reporting period. Williams shall also reimburse Consultant for such reasonable travel, lodging and other appropriate expenses incurred by Consultant in the course or on account of rendering consulting services hereunder, subject to the submission by Consultant of evidence of such expenses in a form reasonably satisfactory to Williams. Consultant shall be eligible for a discretionary bonus in an amount determined by the Company at the end of the Consulting Period, provided the Company determines, in its sole discretion that he properly performed all of his obligations under this Agreement during the Consulting Period.

         3. Confidential Information. Consultant shall not, at any time during the Consulting Period, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Williams Group or (ii) other technical, business, proprietary or financial information of the Williams Group not available to the public generally or to the competitors of the Williams Group ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of Consultant, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Consultant gives prompt notice of such requirement to Williams to enable Williams to seek an appropriate protective order, or (c) is necessary to perform properly Consultant's duties under this Agreement. Promptly following the termination of the Consulting Period, Consultant shall surrender to Williams all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which he may then possess or have under his control (together with all copies thereof).

         4.       Noncompetition; Nonsolicitation.

                  (a) Consultant acknowledges that during the Consulting Period he will become familiar with trade secrets and other confidential information concerning the Williams Group and that his services will be of special, unique and extraordinary value to the Williams Group.

                  (b) Consultant agrees that during the Consulting Period he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm corporation or enterprise in engaging or being engaged, in any business, in which Consultant was involved or of which he has knowledge is being conducted by the Williams Group during the Consulting Period, in any geographic area in which the Williams Group is then conducting such business. Notwithstanding the provisions of this subparagraph 4(b) to the contrary, Consultant may act as a director, stockholder, investor or employee of or consultant to any corporation or enterprise with regard to the business or businesses referred to above with the prior written consent of Williams, such consent not to be unreasonably withheld.

                  (c) Consultant further agrees that during the Consulting Period he shall not in any manner, directly or indirectly, induce or attempt to induce any employee of Williams Group to terminate or abandon his or her employment for any purpose whatsoever.

                  (d) Nothing in this Paragraph 4 shall prohibit Consultant from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than two percent (2%) of the outstanding stock of any class of a corporation, or any securities of which are publicly traded, so long as Consultant has no active participation in the business of such corporation.

                  (e) If, at any time of enforcement of this Paragraph 4,a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Paragraph.

         5. Hold Harmless. Consultant shall hold harmless Williams, its subsidiaries and affiliates, and its and their respective shareholders, officers, directors, employees and attorneys against any damage, injury, death, claim, loss, charge or expense (including, without limitation, attorneys' fees and court costs and the costs of investigation) of any party, including Consultant, arising out of or relating to, or claimed to arise out of or relate to, Consultant's gross negligence or willful misconduct in performing under this Agreement.

         6. Termination of the Consulting Services. Williams may terminate this Agreement solely for cause, which shall be limited to either (i) the conviction of Consultant of a felony which has a substantial effect on the business or reputation of the Williams Group or (ii) the continual and repeated failure of Consultant to perform the services required of him hereunder, after written notice of the alleged failures and an opportunity to cure has been given. Consultant may only terminate this Agreement due to a material breach hereof by Williams.

         7. Termination of Benefits. Nothing in this Agreement shall be construed to limit, reduce, offset or otherwise impair Consultant's rights to any benefits or compensation vested or accrued under the terms of the employee benefit plans, programs or arrangements maintained by Williams, other than those benefits which were released or waived by Consultant pursuant to the Settlement and Retention Agreement dated December 18, 2002.

         8. Enforcement. The parties hereto agree that the Williams Group would be damaged irreparably in the event that any provision of Paragraph 3 or 4 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, Williams and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). Consultant agrees that he will submit himself to the personal jurisdiction of the courts of the State of Oklahoma in any action by Williams to enforce an arbitration award against him or to obtain interim injunctive or other relief pending an arbitration decision.

         9. Disputes. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of Oklahoma, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Tulsa, Oklahoma, each party to bear its own costs. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved.

Williams and Consultant acknowledge that this Agreement evidences a transaction involving interstate commerce.

         10. Computer Support and Access. During the Consulting Period, Williams shall provide and maintain Consultant's computer and access to Williams' network and telephone systems via his home office as shall be reasonably necessary for Consultant to provide the consulting services requested by the Williams Group under the terms of this Agreement.

         1) Miscellaneous. This Agreement may only be amended by a written instrument signed by Williams and Consultant. Except as otherwise expressly provided hereunder, this Agreement shall constitute the entire agreement between Williams and Consultant with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         12. Notices. Any and all notices required to be sent pursuant to the terms of this Agreement will be sent by registered or certified mail or be personally delivered to the parties hereto at the following addresses or such other addresses as they may designate:

                           Consultant:

                           Jack D. McCarthy
                           [ ]

                           Company:

                           The Williams Companies, Inc.
                           Attn: Senior Vice President, Human Resources
                           One William Center
                           P. O. Box 2400
                           Tulsa, Oklahoma 74102

         13. Successor and Assigns. This Agreement shall be enforceable by Consultant and his heirs, executors, administrators and legal representatives, and by Williams and its successors and assigns.

         14. Survival. Paragraphs 3, 4, and 9 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Consulting Period.

         15. Governing Law. This Agreement shall be governed by the laws of the State of Oklahoma, without reference to the principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

                                       THE WILLIAMS COMPANIES, INC.

                                       By:___________________________________
                                       Title:________________________________

                                       Witness:
____________________________           ______________________________________
                                       Jack D. McCarthy

                                   EXHIBIT "B"

                                     RELEASE

         THIS RELEASE (this "Agreement") is entered into this ____ day of January, 2003, by and between The Williams Companies, Inc. ("Williams") and Jack
D. McCarthy ("Mr. McCarthy") and is effective seven days after the execution hereof by Mr. McCarthy (hereinafter the "Effective Date").

         WHEREAS, the parties entered into a Settlement and Retention Agreement dated December 18, 2002 ("Settlement and Retention Agreement"); and

         WHEREAS, such Settlement and Retention Agreement provided for the execution of this Agreement on or after December 31, 2002.

         NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the parties hereby agree as follows:

I.       COVENANTS AND OBLIGATIONS OF WILLIAMS

         Williams Payments and Obligations. Williams shall pay to Mr. McCarthy the payments required under Paragraph 2 of the Settlement and Retention Agreement and apply such payments in accordance with such agreement. The Company will also perform its obligations under the Settlement and Retention Agreement.

II.      COVENANTS AND OBLIGATIONS OF MR. McCARTHY

         1. Release. Except for the obligations specifically set forth in this Agreement and the Settlement and Retention Agreement, including Paragraphs 7 and 9 thereof, Mr. McCarthy for himself, his attorneys, and his heirs, executors, administrators, successors and assigns, does hereby fully, finally and forever release and discharge Williams and its subsidiaries, affiliates, predecessors, successors and assigns and their respective officers, directors, employees, representatives, agents and fiduciaries, de facto or de jure ("Released Parties") of and from any and all charges, claims, actions (in law or in equity), suits, demands, losses, expenses, damages, debts, liabilities, obligations, disputes, proceedings, or any other manner of liability (known or unknown) including without limitation those arising from, in whole or in part, the employment relationship between Williams and Mr. McCarthy or the termination thereof which exist, or have heretofore accrued, fixed or contingent, known or unknown, including without limitation any claims arising under 42 U.S.C. Section 1981, 42 U.S.C. Section 1983, 42 U.S.C. Section 1985, 42 U.S.C. Section 1986, the Equal Pay Act, 29 U.S.C. Section 206(d), the National Labor Relations Act, as amended, 29 U.S.C. Section 160, et seq., the Americans With Disabilities Act, 42 U.S.C. Section 12101, et seq., the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), 29 U.S.C. Section 1001, et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq., Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, 42 U.S.C. Section 2000e, et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., and claims of wrongful discharge, defamation, infliction of emotional distress, termination in violation of public policy, retaliatory discharge, including those based on workers' compensation retaliation under state statutes, discrimination on the basis of handicap, or claims related to employee benefits or arising under any federal or state statute or common law.

         2. Mr. McCarthy's Covenants. By signing this Agreement, Mr. McCarthy covenants, agrees, represents and warrants that:

                  (a) He has not filed and will not in the future file any lawsuits, complaints, petitions or accusatory pleadings against any of the Released Parties in any court based upon, arising out of or in any way related to any event or events occurring prior to the signing of this Agreement, including, without limitation, his employment with any of the Released Parties or the termination thereof;

                  (b) This Agreement specifically includes, without limitation, all claims asserted by or on behalf of Mr. McCarthy against any of the Released Parties, together with all claims which might have been asserted by or on behalf of Mr. McCarthy in any suit, claim (known or unknown), charge or grievance against any of the Released Parties for or on account of any matter or things whatsoever up to and including the effective date of this Agreement; and

                  (c) Mr. McCarthy waives all rights to recovery for any damages or compensation awarded as a result of any suit or proceeding by any third party or governmental agency on Mr. McCarthy's behalf related to claims released in Section 1 herein.

         3. No Admission of Liability. Notwithstanding the provisions of this Agreement and the payments to be made by Williams to Mr. McCarthy hereunder, Williams does not admit any manner of liability to Mr. McCarthy but has entered into this Agreement as a means of settling any and all disputes between Williams and Mr. McCarthy.

         4. Independent Advice. Mr. McCarthy has been encouraged to seek independent legal and tax advice concerning the provisions of this Agreement in general and, after such advice and consultation, Mr. McCarthy has freely and knowingly entered into this Agreement. Mr. McCarthy acknowledges, understands and affirms that:

                  (a)      This Agreement is a binding legal document;

                  (b) Mr. McCarthy voluntarily signs and enters into this Agreement without reservation after having given the matter full and careful consideration;

                  (c) Mr. McCarthy acknowledges that he has been provided with the opportunity of at least twenty-one (21) days in which to consider this Agreement and that he has been advised to consult with an attorney before signing this Agreement. If Mr. McCarthy elects to take less than twenty-one (21) days to consider this Agreement, he does so knowingly, willingly and on advice of counsel, with full understanding that he is waiving a statutory right to take the full twenty-one (21) days. Mr. McCarthy warrants

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that after careful review and study of this Agreement, he understands that the terms set forth herein are those actually agreed upon. Further, Mr. McCarthy acknowledges and understands that he has seven (7) days from his execution of this Agreement to revoke or rescind it, in writing, and that after the expiration of such seven (7) day period this Agreement is effective and enforceable and may not be revoked.

         5. No Release of Vested Benefit. Mr. McCarthy does not, by this Agreement, release or discharge any right to any vested, deferred benefit in any qualified employee benefit plan which provides for retirement, pension, savings, thrift and/or employee stock ownership, as such terms are used under ERISA, maintained by any of the Released Parties which employed Mr. McCarthy provided; however, Mr. McCarthy agrees that he is not entitled to any other severance payment except as set forth in the Settlement and Retention Agreement.

III.     GENERAL PROVISIONS

         1. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, officers, directors, agents, attorneys, parents, subsidiaries and affiliates.

         2. Waiver or Amendment. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed both by Mr. McCarthy and a duly authorized representative of Williams.

         3. Entirety. This Agreement and the Settlement and Retention Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement and the Settlement and Retention Agreement supersede any and all other negotiations, understandings or agreements, whether oral or in writing between the parties with respect to the subject matter hereof including, without limitation, any and all compensation or benefits payable to Mr. McCarthy.

         4. Miscellaneous. This Agreement and the rights and obligations hereunder shall be construed in all respects in accordance with the internal laws of the State of Oklahoma without reference to the conflict of laws provisions thereof. If any provision of this Agreement be found or declared or determined by a court of competent jurisdiction to be invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and any such invalid part, term or provision shall be deemed not to be a part of this Agreement. Any litigation concerning this Agreement or the facts or matters described herein shall be brought only in a court of competent jurisdiction in Tulsa County, Tulsa, Oklahoma.

         5. Authorization. Each person signing this Agreement as a party or on behalf of a party represents that he is duly authorized to sign this Agreement and such party's behalf and is executing this Agreement voluntarily, knowingly and without any duress or coercion.

         MR. McCARTHY FURTHER STATES THAT HE HAS CAREFULLY READ THIS DOCUMENT AND KNOWS AND UNDERSTANDS THE CONTENTS HEREOF AND THAT HE SIGNS THIS AGREEMENT AS HIS OWN FREE ACT AND DEED. THE

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

PROVISIONS OF THIS AGREEMENT SHALL BE EFFECTIVE THE DATE ON WHICH MR. McCARTHY SIGNS THIS AGREEMENT.

WITNESS:                                    THE WILLIAMS COMPANIES, INC.

________________________                 By:_____________________________

                                            Title:____________________________

                                            Date signed: _____________________

                                            ___________________________________
                                            JACK D. McCARTHY

                                            Date signed:______________________

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

                           A C K N O W L E D G M E N T

         I HEREBY ACKNOWLEDGE that _________________________, in accordance with the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990, informed me in writing that:

                  (1) I should consult with an attorney before signing the Release Agreement ("Release");

                  (2) I may review the Release for a period of up to twenty-one (21) days following the Separation Date. If I choose to take less than twenty-one (21) days to review the Release, I do so knowingly, willingly and on advice of counsel;

                  (3) For a period of seven days following the signing of the Release, I may revoke the Release, and that the Release will not become effective or enforceable until the seven day revocation period has elapsed which is the "Effective Date" set forth in the Release; and

                  (4) The sums described in Paragraph 2 of the Settlement and Retention Agreement will not be paid to me until the seven-day revocation period has elapsed.

         I HEREBY FURTHER ACKNOWLEDGE receipt of this Release Agreement on the _____ day of December, 2002.

WITNESS:

_____________________________

                                                _______________________________
                                                Jack D. McCarthy

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